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                                                     EXHIBIT 23.1



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
            _________________________________________



As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 28, 1994 in the Annual Report on Form 10-K for the year ended December 31, 1993 of Marshall & Ilsley Corporation in the Registration Statement on Form S-8 pertaining to the Marshall & Ilsley Corporation 1993 Executive Stock Option Plan.



                              /s/ Arthur Anderson & Co.

                              ARTHUR ANDERSEN & CO.



Milwaukee, Wisconsin,
April 11, 1994.